Exhibit 11.1

GREAT SOUTH LAND MINERALS LIMITED ACN 068 650 386

THIS IS THE ANNEXURE ‘A’ OF 24 PAGES REFERRED TO IN

ASIC FORM 309- NOTIFICATION OF DETAILS OF A CHARGE

Print name of person signing                      David James Bendall

Capacity or nature of interest or person signing  (Including details of authority you have if signing on behalf of

corporation)                              Director, Great South land Minerals Limited

If signing on behalf of corporation, print name of corporation and & ACN or  ABN

068 650 386

                                                  Great South Land Minerals Limited

Sign here: /s/ David James Bendall                           date: 13/7/10

DATED                               13 July                                       2010

GREAT SOUTH LAND MINERALS LIMITED ACN 068 650 386

-and –

EMPIRE ENERGY CORPORATION INTERNATIONAL (EEGC)

MORTGAGE DEBENTURE CHARGE

THIS CHARGE is made on the                           13th                    day of                   July                               2010

BY

GREAT SOUTH LAND MINERALS LIMITED ACN 068 650 386 of Level 3.65 Murray Street, Hobart in Tasmania

('chargor)

AND

EMPIRE ENERGY CORPORATION INTERNATIONAL (EEGC) of 4500 College Blvd, STE 240 Leawood Kansas United States of America 66211. ('creditor’)

THIS DEED WITNESSES the following:

Interpretation

1. 1) Definitions

In this document, unless the context otherwise requires:

'Attorney' means any attorney appointed under cl 14 and any person who derives a right directly or indirectly from any such attorney;

'Authorised representative' means in relation to a party:

(a)

 if that party is a corporation, a director or secretary of that party:

(b)

 that party’s lawyer: and

(c)

 a person appointed by that party to act as an authorised representative for the purposes of this document and whose appointment is notified in writing by that party to the other party

'Bankruptcy' means:

(a)

in relation to a corporation, the appointment of an official manager, provisional liquidator or liquidator in respect of it because it is or may be insolvent; and

(b)

 in relation to an individual, that person becoming an insolvent under administration as defined in s 9 of the Corporations Law:

Business day' means a day which is not a Saturday, Sunday or public or bank holiday in Hobart:

'Credit support’ means:

(a)

 any guarantee by which any person guarantees the payment of any secured money;

(b)

 any security interest which secures:

i.

payment of any secured money; or

ii.

 the payment of moneys or damages owing (actually or contingently) from time to time by any person in relation to a guarantee of the payment of any secured money:

'Debtor’ means Great South Land Minerals Limited ACN 068 650 386

'Encumbrance' in relation to any property means:

(a)

 any interest in, or right over that property; and

(b)

 anything which prevents, restricts or delays:

i.

the exercise of any right over that property:

ii.

the use of that property; or

iii.

the registration of any interest in, or dealing with, that property.

and includes a security interest;

'Event of default means any event described in cl 6:

'Financial indebtedness' of a person means any indebtedness or liability (actual or contingent) relating to any guarantee given by that person or relating to any financial accommodation granted to that person, including, without limitation, any indebtedness or liability for payments in respect of:

(a)

 moneys borrowed or raised by that person:

(b)

the sale or negotiation of any bill of exchange or promissory note:

(c)

any finance lease or hire purchase agreement under which that person is the lessee;

(d)

the deferred purchase price of any property or services other than indebtedness for the purchase price of trading stock incurred by that person in the ordinary course of that person's ordinary trading business: and

(e)

any redeemable preference share issued by that person:

'Government body' means:

(a)

any person, agency or other thing exercising an executive, legislative, judicial or other governmental function of any country or political sub-division of any country;

(b)

any public authority constituted by or under a law of any country or political sub-division of any country; and

(c)

any person deriving a right directly or indirectly from any other government body;

'Guarantee' means:

(a)

a guarantee, indemnity, letter of credit, security interest, acceptance or endorsement of a bill of exchange or promissory note or other obligation given by any person to secure the performance of an obligation by another person;

(b)

an obligation by a person to ensure the solvency of another person or the ability of another person to perform an obligation, including, without limitation, by the advance of money to that other person or the purchase of property or services from that other person; and

(c)

any put option given by a person whereby that person is obliged upon the exercise of the option to buy:

i.

any debt or liability owed by another person; or

ii.

any property which is the subject of a security interest:

'improvements' means any improvements, fixtures, plant or machinery affixed to or used with any land which is part of the secured property;

'Insurance' means any insurance taken out or required to be taken out by the chargor under this document;

'Material adverse effect' means a material adverse effect upon either:

(a)

 the ability of the chargor to perform its obligations under this document; or

(b)

the effectiveness, priority or enforceability of this or any other credit support;

"Overdue money means that part of the secured money which is due and owing from time to time:

'Permitted encumbrance' means a security interest which:

(a)

 has been approved by the creditor; or

(b)

 arises by operation of law or statute to secure the payment of taxes or moneys for services performed in relation to the secured property while:

i.

the moneys the payment of which is secured by that security interest are not due: or

ii.

(A)

the chargor has allocated adequate reserves to pay the moneys the payment of which is claimed by the holder of that security interest to be secured by it; and

(B)

 the chargor is in good faith expeditiously contesting with due care and skill by appropriate proceeding the chargor’s liability to pay the moneys the payment of which is claimed by the holder of that security interest to be secured by it;

'Potential event of default' means anything which, with the giving of notice, lapse of time or determination of materiality, would constitute an event of default;

'Receiver' means a receiver or receiver and manager appointed under this document and any person who derives a right directly or indirectly from any such receiver:

'Remedy proceeds’ means money received from the exercise of any right against the secured property;

'Representative' of a person means an officer, employee, contractor or agent of that person:

'Secured money means all moneys and damages which now or in the future are owing (actually or contingently) by the debtor or the chargor  to the creditor for any reason and, without limitation, includes moneys and damages payable.

(a)

by the debtor or the chargor, as the case may be, alone or jointly or severally with any person;

(b)

 if there is more than one debtor chargor, by all or any of them;

(c)

by the debtor or the chargor, as the case may be, in its own right or in any capacity;

(d)

to the creditor in its own right or in any capacity;

(e)

to the creditor pursuant to any assignment by any person to the creditor of a debt payable by the debtor or the chargor or other transaction, including, without limitation, any assignment or other transaction to which the debtor and the chargor or either of them are not a party and irrespective of whether the debtor or the chargor consented to the assignment or other transaction or whether before that assignment or other transaction the payment of those moneys was secured or unsecured, interest was payable by the debtor or the chargor on that debt or any other thing;

(f)

by the debtor or the chargor as liquidated or unliquidated damages caused or contributed to by any breach by the debtor or the chargor of any obligation owed by the debtor or the chargor, as the case may be, to the creditor, any tort by the debtor or the chargor or any other act or omission of the debtor or the chargor; and

(g)

by the chargor under this document;

‘Secured property' means any legal or equitable estate or interest of the chargor in any present and future undertaking and property, including, without limitation, its uncalled capital and called but unpaid capital from time to time and the uncalled premiums and called but unpaid premiums from time to time upon its shares;

‘Security interest' means an interest in, or right over, property which secures the payment of a debt or other monetary obligation or the performance of any other obligation;

'Taxes' means taxes, rates, levies, imposts and duties (other than those on the net overall income of the creditor) and any interest, penalties, fines and expenses relating to any of them;

'Transaction documents' means an Agreement for Funding Provisions to Subsidiary, effective since and prior to closing on 100% acquisition by Empire Energy Corporation and Great South Land Minerals Limited  05th June 2005; between the chargor of the one part and the creditor of the other part and any documents and instruments relating to it, including, without limitation, this document and any other credit support.

'Transaction parties' means the chargor, the debtor and any person who has given a credit support;

(2)

General

In this document, unless the context otherwise requires:

(a)

a reference to any legislation or legislative provision includes any statutory modification or reenactment of, or legislative provision substituted for, and any statutory instrument issued under, that legislation or legislative provision:

(b)      a word denoting the singular includes the plural and vice versa;

(c)      a word denoting an individual or person includes a corporation, firm, authority, government body and vice versa;

(d)      a word denoting one gender includes all genders;

(e)      a reference to a clause is to a clause of this document;

(f)       a reference to an agreement or document is to that agreement or document (and, where applicable, any of its provisions) as varied, novated, supplemented or replaced from time to time;

and

(g)

a reference to any party includes that party's executors, administrators, substitutes, successors and permitted assigns.

(3)

Headings and parts of speech

In this document:

(a)

headings are for convenience of reference only and do not affect interpretation; and

(b)

where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

Charge and discharge

2. (1)

Charge

The chargor charges the secured property to the creditor to secure the payment of the secured money.

(2)

Discharge

The creditor shall at the request of the chargor discharge any charge created by this document if the chargor's obligation to pay the secured money is satisfied and in the creditor’s opinion no payment of the secured money is likely to be void or voidable under any law relating to bankruptcy.

(3)

Priority

The charge created by this document is a first ranking security.

(4)

Consideration

The chargor has entered into this document for valuable consideration from the creditor and receipt of that consideration is acknowledged.

(5)

Priority amount

a)

The maximum prospective liability (as defined in the Corporations Law) secured by this document for the purpose of fixing priorities under s 282 of  the Corporations Law but for no other purpose is AUD$50,000,000.

b)

This document secures the payment of all prospective liabilities from time to time of the chargor to the creditor and the amount  secured is not limited to that stated in cl 2(5)(a).

(6)

Nature of charge

The charge created by this document is, subject to cl 17:

(a) a fixed charge over any interest of the chargor in any present or future:

i.

land:

ii.

goods other than money, things in action and the chargors stock in trade;

iii.

marketable securities or units in a unit trust;

iv.

goodwill attaching to any property or business:

v.

license (statutory or otherwise) held by the chargor in relation to the chargor's business and activities or the ownership or use of the other secured property:

vi.

uncalled and called but unpaid capital of the chargor and premiums on capital of the chargor:

vii.

books of account and other documents and records relating to the chargor’s business and activities:

viii.

documents of title to any property which is the subject of a fixed charge:

ix.

intellectual property rights, including without limitation, all patents, copyrights, trade and service marks, designs, trade secrets and confidential information whether registered or not and any rights relating to any of them;

x.

encumbrance over any property:

xi.

contract to which the chargor is a party; and

xii.

debt or other monetary obligation (actual or contingent) forming  part of the secured property (but not the proceeds of any such debt or obligation); and

xiii.

Any rights, claims and interests arising from Special Exploration License SEL 13/98 on shore Tasmanian Basin.

xiv.

Exploration License EL14/2009

   (b)

a floating charge over the balance of the secured property.

Payment and interest

3. (1) Place, manner and time of payment

The chargor subject to cl 7(2), shall pay the overdue money to the creditor;

    (a)

upon demand at the time and place and in the manner reasonably required by the creditor, and

    (b)

in immediately available funds and without set-off, counterclaims, conditions or, unless required by law, deductions or withholdings.

    (2) Interest

    (a) The chargor shall pay interest on overdue money.

    (b) Interest shall be payable at the same rate, and in the same manner, as it is payable by the debtor pursuant to any agreement requiring payment of interest on overdue money. In the absence of any agreement, the applicable interest rate will be that determined from time to time by the creditor and interest will:

(i)

accrue from day to day:

(ii)

be computed from and including the day when the moneys upon which interest is payable become owing to the creditor by the charger until but excluding the day of payment of those monies; and

(iii)

be calculated on the actual number of days elapsed on the basis of a 365 day year.

(c)

the creditor may capitalize any part of any interest which becomes due and owing or due on demand at the times determined by the creditor, and if no determination is made on the last day of each month, and interest shall be payable in accordance with this document upon capitalized interest.

(d)

If the liability of the chargor to pay the creditor any moneys payable under this document becomes merged in any deed, judgment, order or other thing the chargor shall pay interest on the amount owing from time to time under that deed, judgment, order or other living thing in accordance with this document.

(3) Currency of  Payment

        (a)

The chargor shall pay the secured money in the currency in which it is payable under any agreement which obliges the   debtor to pay it and in the absence of any agreement in the currency reasonably required by the creditor.

       (b)

If the creditor accepts a payment under this document in a currency other than that required by cl 3(3)(a), that payment

Will only satisfy the amount due to the extent that the creditor could in the ordinary course of its business buy the required currency with the payment received at the time of, or within a reasonable time after, the payment, after the deduction of all costs relating to the purchase.

(4) Appropriation

The creditor may, subject to any express provision in this document to the contrary, appropriate any payment towards the satisfaction of any moneys due by the chargor in relation to this document in any way that the creditor requires and notwithstanding any purported appropriation by the chargor.

(5) Payments in gross

The creditor, in applying towards satisfaction of the secured money and moneys received by it, shall credit the chargor only with that part of those moneys which is actually received by the creditors in immediately available funds.

Representations and warranties

4. (1) Nature

The chargor represents and warrants that:

(a)

It is duly incorporated in accordance with the laws of Tasmania, validly exists under those laws and has the capacity to sue and be sued in its own name and to own its property;

(b)

This document is enforceable by the creditor in accordance with its terms and is not void or voidable;

(c)

Any security interest which this document purports to create is validly created and has the priority which it purports to have under this document or any priority agreement between the chargor and the creditor;

(d)

Each authoritsation from government body necessary to enable:

(i)

The chargor to execute and deliver, and perform its obligations under, this document, and;

(ii)

The creditor to exercise its rights under this document, has been obtained;

(e)

The unconditional execution and delivery of, and performance by the chargor of its obligations under, this document

Does not contravene:

(i)

Any law or directive from a government body;

(ii)

The memorandum and articles of association or other constitutional documents of the chargor;

(iii)

Any agreement or instrument to which the chargor is a party; or

(iv)

Any obligation of the chargor to any other person;

(f)

All information given, and each statement made, to the creditor relating to this document by or at the direction of the chargor is correct, complete and not misleading;

(g)

Except as notified to the creditor in writing prior to the date of this document:

(i)

No litigation, arbitration or administrative proceed is now current, pending or, to the knowledge of the chargor, threatened which has or is likely to have a material adverse effect: and

(ii)

There are no encumbrances over the secured property other than permitted encumbrances; and

(h)

No unremedied or unwaived event of default or potential event of default has occurred.

     (2)

General

(a)

the interpretation of any statement contained in any representation or warranty shall not be restricted by reference to or inference from  any other statement contained in any other representation or warranty.

(b)

The chargor acknowledges that the creditor has entered into this document in reliance upon the representations and warranties.

(c)

Each representation and warranty will survive the execution of this document and be deemed to be repeated with reference to the facts and circumstances then existing whenever any financial accommodation secured by this document is granted by the creditor or any property becomes subject to any security interest created by this document.

General undertakings

5. (1)

Prohibited dealings and variation of other secured indebtedness

(a)

The chargor shall not cause or permit any person to acquire any interest in the secured property except permitted encumbrances.

(b)

The chargor shall not incur any debt or monetary obligation (actual or contingent) to a holder, other than the creditor, of a security interest over the secured property the payment of which is secured by that security interest except financial indebtedness incurred as a consequence of the holder of a permitted encumbrance granting financial accommodation to the chargor or person whose obligations are guaranteed by the chargor to that holder in accordance with an agreement existing at the date of this document.

(i)

which has been fully disclosed to, and approved by, the creditor, and

(ii)

under which the holder is, at the date of this document, actually or contingently obliged to grant that financial accommodation.

     (2)

Title documents

(a)

The chargor shall, when it executes this document, deposit with the creditor all title documents relating to the secured property.

(b)

The creditor may have possession and control of those title documents until the creditor is obliged to release the secured property from the security interest created by this document.

(c)

The rights of the creditor under this cl 5(2) are subject to the rights of the holder of any permitted encumbrance over the secured property which ranks in priority to any security interest created by this document to have possession of the title documents.

     (3)

Material adverse effect

The chargor shall use its best endeavours to delay and prevent any occurrence in relation to the secured property which has or is likely to have a material adverse effect.

     (4)

Chargor’s other obligations

The chargor shall duly perform its obligations in relation to the secured property, include, without limitation, under any encumbrance over the secured property under any law applicable to the secured property and under any lawful direction from any government body.

     (5)

Creditors right to entry and assistance

(a)

the creditor and its nominees may at any reasonable time enter on any property owned, used or occupied by the chargor for any purpose related to this document.

(b)

The chargor shall provide the creditor will all reasonable assistance and facilities to enable the creditor to exercise its rights under this document.

     (6)

Information

The chargor shall give to the creditor:

(a)

Full particulars of any event of default or potential event of default immediately after its occurrence;

(b)

Upon receipt, a copy of any notice or order received from any government body or any other person regarding any Proposal in relation to the secured property which if implemented would have, or may have, a material adverse effect;

(c)

As soon as it is commenced or, to the knowledge of the chargor, threatened, full particulars of any litigation, arbitration or administrative proceeding which affects the chargor or the secured property and which may have a material adverse effect;

(d)

Upon demand, any other information in the possession, or under the control, of the chargor which in the creditor’s opinion is relevant to the secured property.

   (7)

Further assurances

The chargor shall promptly execute all documents and do all things that the creditor from time to time reasonably requires for further or more perfectly:

(a)

Establishing the priority of this document and stamping and registering it in any jurisdiction that the creditor demands;

(b)

Giving to the creditor the rights that this document purports to give or which are contemplated by it; or

(c)

Charging the secured property to the creditor;

   (8)

Insurance

(a)

The chargor shall:

(i)

effect and maintain insurance in relation to the secured property with insurers, for amounts against risks and upon terms and conditions that the creditor reasonably requires or, if the creditor does not notify the chargor of its requirements, that a prudent owner of the secured property would effect and maintain;

(ii)

if required by the creditor, cause or permit any insurance to be taken out in the names of the chargor, and the creditor for their respective insurable interests in the secured property; and

(iii)

upon demand give to the creditor all policies and documents relating to the insurances, including, without limitation, all renewal certificates, certificates of currency and endorsement slips.

(b)

The creditor may, but the chargor shall not without the prior written consent of the creditor, enforce, conduct, settle or compromise claims under any insurances in relation to the secured property for any amount exceeding $10,000.00 or its equivalent.

(c)

Any moneys payable by an insurer under any insurance, which are not required by the insurance to be applied in any way, shall be applied as follows:

(i)

First, in payment of any amount payable to any person who has a permitted encumbrance over the insurance ranking in priority to the creditor’s rights under this document, if payment is required by that permitted encumbrance;

(ii)

Second, at the creditor’s option:

(A)

Towards replacement or reinstatement of the secured property; or

(B)

Towards the secured money which is then due and owing, and is any secured money is

Contingently owing or owing but not due, in accordance with cl 10(5); and

(iii)

Third, the balance (if any) shall be paid to any person entitled to it or authorised to give receipts for it.

 (9)

Repair

The chargor shall keep the secured property in good repair and in good working order, and promptly carry out any direction of the creditor to remedy any defect in the condition of the secured property.

(10)

Caveats

The chargor shall not cause any caveat to be lodged in respect of the secured property.

(11)

Rent

The chargor shall not cause or permit any land which is part of the secured property to be leased or licensed for occupancy or use otherwise than at a rent which is not less than the full market rent from time to time and otherwise upon terms and conditions which a prudent owner of the land would in the ordinary course of business cause or permit.

(12)

Replacement of improvements

The chargor shall not demolish, alter or remove any improvements the value of which exceeds $5,000.00 except if the demolition, alteration or removal is:

(a)

Pursuant to the refurbishment or refitting of any improvements in the ordinary course of the chargor’s business.

(b)

Because the improvements are worn out, damaged, destroyed or otherwise no longer suitable for the purpose for which they were acquired;

(c)

Pursuant to the modification of any improvements of the purposes of the chargor’s business:

(d)

Required by law; or

(e)

In accordance with the written consent of the financier.

(12)

Maintenance of secured property

(a)  The chargor shall not cause or permit any of its rights in relation to the secured property to be waived varied, repudiated, rescinded or terminated.

(b)  The chargor shall not abandon, settle, compromise, discontinue or become consulted in any proceedings against any other person in relation to the secured property or cause or permit the same to occur.

(c)  The chargor shall take the action that a prudent person would take to cause any person to perform its obligations to the chargor in relation to the secured property if a default by any such person would have or be likely to have a material adverse effect.

(d)  If any person defaults in the performance of its obligations in relation to the secured property, the chargor shall take the actions that a prudent person would take to remedy that default and cause that person to pay reasonable compensation for that default.

(13)

Default

  6.

Each of the following is an event of default (whether or not caused by anything outside the control of the chargor):

(a)  the chargor does not pay the secured Money in accordance with this document or perform its obligations under cl 5(1);

(b)  the chargor does not perform any of its other obligations under this document if that default is capable of rectification:

(i)  it is not rectified within 10 business days (or any longer period agreed by the creditor) of its occurrence: and

(ii)  the chargor does not during that period take all action which in the creditor’s opinion is necessary or desirable to quickly remedy that default;

(c)  a representation, warranty or statement made or deemed to be made by the chargor in this document  is untrue or misleading in any material respect;

(d)  this document is void, voidable or otherwise unenforceable by the creditor or is claimed to be so by the chargor;

(e)  a security interest which this document purports to create ceases to have the priority which it purports to have under this document or under any priority agreement between the chargor and the creditor or ceases to secure the payment of the moneys or the performance of the obligations which it purports to secure, other than by any act of the creditor;

(f)  a distress, attachment or execution is levied or becomes enforceable against any property of the chargor for an amount exceeding $5,000.00 or its equivalent;

(g)  an authorization from a government body necessary to enable:

(i)  the chargor to perform its obligations under this document; or

(ii)  the creditor to exercise its rights under this document,

Is withdrawn or terminates;

(h)

 An event or series of events, whether related or not, including, without limitation, any material adverse change in the property or financial condition of the chargor, occurs which has or is in the creditors opinion likely to have a material adverse effect;

(i)

Any person who holds a security interest over the secured property becomes entitled to exercise a right under that security interest to recover any moneys the payment of which is secured by that security interest or to enforce any other obligation the performance of which is secured by it;

(j)

A default by a transaction party or an event occurs which is defined as an event of default under a transaction document;

(k)

(i) the bankruptcy of a transaction party;

(ii)a transaction party enters into an arrangement or compromise with, or assignment for the benefit of, all or any class of its creditors or members or members or a moratorium involving any of them;

(iii)

a transaction party is, or states that it is, unable to pay its debts when they fall due;

(iv)

a receiver or receiver and manager is appointed in respect of a transaction party or any of its property: or

(v)

an application is made (which is not  dismissed or withdrawn within 10 business days) for an order, a resolution is passed or proposed, a meeting is convened or any other action is taken to cause anything described above;

(l)

(i)  financial indebtedness of a transaction party in excess of $5,000 or its equivalent becomes due and owing, or capable of being declared due and owing, before its stated maturity other than by the exercise of an option of a transaction party to pay before its maturity;

(ii)

an obligation of any person to a transaction party to provide financial accommodation, or to acquire or underwrite financial indebtedness, ceases before its stated maturity other than by the exercise of an option of a transaction party to cancel that transaction; or

(iii) the transaction party fails to pay when due and owing any financial indebtedness in excess of $5,000 or its equivalent;

(m)

The chargor or another transaction party which is a corporation:

(i) Reduces or attempts to reduce its capital other than by the redemption of preference shares;

(ii) passes or attempts to pass a resolution under s 188(2) or s 205(10) of the Corporations Law or any similar statutory provision; or

(iii) takes any action to buy shares in itself, other than the insertion in its articles of association or a provision to the effect that it may buy ordinary shares in itself;

(n)

 An event described in s 461 of the Corporations Law occurs in respect of a transaction party which is a corporation;

(o)

A share issued by a transaction party is required to be redeemed or repurchased before its stated maturity other than by the exercise of an option of that transaction party to redeem or repurchase or;

(p)

A transaction party ceases, or threatens to cease, to carry on its business or a substantial part of its business.

Default powers

7. (1) General

(a)  The creditor may, subject to any applicable law, at any time after an event of default has occurred, exercise any of all of the rights set out in this cl 7 in any manner at any time, notwithstanding that a receiver has been appointed. 13

(b)  The interpretation of any right set out in this cl 7 shall not be restricted by reference to our inference from any other right.

    (2)  Acceleration

If an event of default occurs the creditor may at any time by notice to the chargor declare that:

(a)

The secured money which is owing; and

(b)

An amount equal to that part of the secured money which is contingently owing by the chargor to the creditor is

Immediately due and owing.

  (3)  Statutory and implied powers

The creditor may exercise all rights capable of being conferred by the statutes and other laws of any relevant jurisdiction upon mortgagees.

  (4)  Dealings

The creditor may:

(a)

Take possession or control of and get in the secured property;

(b)

Manage, quietly enjoy and otherwise deal with the secured property;

(c)

(i)

exercise any rights of the chargor and perform its obligations in respect of the secured property, and cause and permit any other person to perform their obligations in respect of the secured property; and

(ii)  vary, replace or release any right or interest of the chargor or any other person;

(d)

Exchange any part of the secured property for any other property and, if there is a difference in value between the property exchanged, give or receive, as the case may be, any moneys or other consideration equal to the difference in value in order to give or receive equal value for the exchange;

(e)

Vary, replace, rescind or terminate any agreement relating to the secured property to which it or the chargor is a party;

(f)

In the name of the chargor, make a call in respect of money unpaid on shares in the chargor (whether on account of the nominal value of shares or by way of premium); and

(g)

Enforce payment of any call that is due for payment and unpaid, whether the call was made by the creditor or otherwise.

(h)

Grant options and rights of first refusal to acquire the secured property;

(i)

Use the property and services of the chargor and the services of its personnel in the exercise of any rights under this cl 7;

(j)

Carry out or complete, in any form, the construction of any works in relation to the secured property or otherwise develop or improve the secured property;

(k)

Lease or hire out the secured property;

(l)

Acquire or grant covenants or other rights which benefit, burden or relate to the secured property;

(m)

Enter, insure, maintain and protect the secured property;

(n)

Where a debt or other monetary obligation owed (actually or contingently) forms part of the secured property:

(i) prove that debt or obligation in a bankruptcy, receive dividends and assent to a proposal for a composition or a scheme of arrangement; and

(ii) make bankrupt any person who owes (actually or contingently) that debt or obligation;

(o)

Carry on any business or activity of the chargor;

(p)

Take on lease or hire or otherwise acquire any property necessary or convenient in relation to the carrying on of any business or activity of the chargor; and

(q)

Borrow or otherwise raise money or obtain financial accommodation on the security of the secured property upon any terms and conditions that the creditor thinks fit.

(r)

Sell the secured property and without limitation, any sale may be:

(i) by private treaty, public auction, tender or otherwise;

(ii) together with the sale of any other property by any other person;

(iii) upon terms and conditions that the creditor thinks fit, including, without limitation, terms and conditions relating to the title of the property and terms and conditions whereby:

(A)

the consideration is expressed in any currency or consists of something other than money;

(B)

the purchaser is allowed time to pay the whole or any part of the purchase price or the purchase price or other consideration is payable by installments, either with our without interest and either secured or unsecured;

(C)

any rights over the secured property are reserved or granted; or

(D)

if the sale is by auction or tender, a reserve price determined by the creditor is set;

and the creditor may:

(iv) buy in at any auction;

(v) disclose or not disclose any reserve price;

(vi)  rescind any contract of sale and resell the property without being liable for any loss;

(vii) advertise or not advertise the sale of the secured property; and

(viii) make any agreements or arrangements relating to the sale.

  (5)  Investment of moneys

Any moneys received by the creditor which are not required to be immediately applied in the exercise of any right or pursuant to cl 10 may be invested in any way authorised by the laws of any relevant jurisdiction for the investment of trust moneys and the creditor may vary or otherwise deal with the investment.

 (6)  Ancillary powers

The creditor may:

(a)

employ or engage any person for the purpose of exercising any of the creditor’s rights under this cl 7;

(b)

commence, defend, prosecute, settle, discontinue and compromise litigation, administrative or arbitral proceedings relating to the secured property;

(c)

give receipts for and satisfy, relate or compromise any debt or other obligation owed to or by the chargor in relation to the secured property;

(d)

enter into and execute and deliver documents and agreements relating to the exercise of its rights under this cl 7;

(e)

delegate to any person any right (including this right of delegation) under this cl 7; and

(f)

do anything incidental or conducive to the exercise of any of its rights under this cl 7.

(7)  Receivers

The creditor may:

(a)

either before or after it has taken possession of the secured property appoint in writing:

(i)  any one or more persons to be a receiver or receiver and manager of the secured property or a part of it; or

(ii) different receivers or receivers and managers for different parts of the secured property;

(b)

If more than one person is appointed as receiver of any property, appoint them jointly or jointly and severally;

(c)

Remove a receiver and appoint another if a receiver is removed, retires or dies and, in the case of removal or retirement, reappoint that receiver; and

(d)

Fix the remuneration of a receiver.

Receivers

8. (1)

Agent

A receiver appointed by the creditor will be the agent of either;

(a)

The chargor, who alone shall be responsible for the receiver’s acts and omissions and remuneration or;

(b)

The creditor.

    (2)

Powers

(a) A receiver may do everything in relation to any property to which the receiver is appointed that the chargor may lawfully authorize an agent to do on behalf of the chargor in relation to that property and, without limitation, a receiver may in relation to that property exercise:

(i) the rights capable of being conferred upon receivers and receivers and mangers by the Corporations Law and other laws of any relevant jurisdiction;

(ii) the rights of the creditor under this document except the right to accelerate payment of the secured money and the right to appoint a receiver;

(iii) The rights of the chargor and the directors of the chargor; and

(iv) Any other rights the creditor may give to a receiver by written notice.

(b) the creditor may by written notice to a receiver, at the time of a receiver’s appointment or any subsequent times, give any rights to or limit any rights of a receiver.

Exercise of default rights

9. (1)

No hindrance

The chargor shall not cause or permit the creditor, a receiver or an attorney to be prevented or hindered from exercising its rights under this document.

    (2)

Creditor in possession

(a)  if the creditor, a receiver or an attorney exercises its rights under this document or takes possession of the secured property, it will not be liable to account as charge in possession.

(b)  if the creditor has taken possession of the secured property it may give up possession of the secured property at any time.

(c)  The obligations of the chargor under this document relating to the secured property shall not be affected by the creditor, a receiver or an attorney taking possession of the secure property.

    (3)

Exclusion of legislation

(a)  the provisions implied in securities by any statue will for the purposes of this document be negative or varied only so far as they are inconsistent with the provision of this document and are otherwise varied so as to become consistent with this document.

(b) Any statutory restrictions (other than mandatory restrictions) upon any right of the creditor, a receiver or an attorney to deal with the secured property will not apply to the rights of those persons under this document.

    (4)

Default notice

(a)  the creditor, a receiver and an attorney may, to the extent that any applicable law permits, exercise any right under this document in relation to an event of default without first giving any notice to the chargor or  allowing the lapse of any period of time. Subject to para (b), the chargor and the creditor dispense with any requirement under any statute that notice be given by the creditor, a receiver or an attorney, as the case may be, or that it allow the lapse of any period of time, before exercising a right.

(b) if an applicable law requires notice to be given or a lapse of time before any right can be exercised, then if no particular period of notice or lapse of time is required, the period of notice or lapse shall be one day.

Application of money

10.(1)

Method

The remedy proceeds shall, subject to any mandatory statutory requirements, be applied or paid by the creditor, a receiver of an attorney as follows:

(a)

First, towards the costs and expenses of the creditor, any receiver or any attorney and any remuneration to which they are entitled in accordance with cl 12.4;

(b)

Second, towards any moneys owing (actually or contingently) by the chargor to any person who is, in the creditor’s opinion, the holder of a security interest in the secured property which ranks in priority to the security interest created by this document, to the extent that that person’s security interest secures the payment of those moneys in priority to the secured money;

(c)

Third:

(i)  towards the secured money which is then due and owing, and if any secured money is contingently owing or owing but not due, in accordance with cl 10.5 and the remedy proceeds shall be appropriated between those categories of secured money as the creditor requires; and

(ii)  to any person who is in the creditor’s opinion the holder of a security interest in the secured property which ranks equally with the security interested created by this document, to the extent that that person’s security interest secures the payment of those moneys equally with the secured money;

(d)

Fourth, towards any moneys owing (actually or contingently) by the chargor to any person who is in the creditors opinion the holder of a security interest in the secured property which ranks in order of priority after the security interest created by this document, to the extent that that person’s security interest secures the payment of those moneys in order of priority after the secured money; and

(e)

Fifth, to any person entitled to the secured property or authorised to give receipts for those moneys.

   (2)

Creditors certificate and disputes

(a)  the creditor may rely upon a certificate issued by any person who claims to be entitled to receive any remedy proceeds to the effect that moneys are owing (actually or contingently) by the chargor to that person and stating the amount owing (actually or contingently) without being obliged to make any further enquiry.

(b)  if there is any dispute between any persons (other than the creditor) as to who is entitled to receive any remedy proceeds, the creditor may pay those moneys into court and if that is done the creditor will have no further obligations in relation to those moneys.

   (3)

No interest on remedy proceeds

The creditor is not obliged to pay interest to any person upon any remedy proceeds.

   (4)

Payment into bank account

If the creditor pays any money into a bank account in the name of any person to whom the creditor is obliged to pay money under cl 10(1) and notifies that person of the particulars of the account, the creditor will have no further obligations in relation to that money.

   (5)

Contingent debts

If part of the secured money is contingently owing or owing but not due and the creditor receives any money’s pursuant to this document, the creditor may:

(a)

 Pay those moneys into a suspense account and hold them to secure the payment of the secured money; and

(b)

At any time appropriate any moneys in the suspense account towards the satisfactions of any money’s due by the chargor to the creditor in any way that the creditor requires, and when the secured money is satisfied in full the creditor shall pay the balance to any person entitled to the secured property or authorised to give receipts for those moneys.

   (6)

Payments during default notice period

If during the period from the service of a notice requiring the chargor to rectify a default notice under this document in the payment of moneys until the expiration of that notice, the chargor pays any moneys to the creditor towards satisfaction of the secured money, the creditor may apply those monies:

(a)

First, towards satisfaction of any moneys due and owing by the chargor to the creditor other than those which are the subject of the notice; and

(b)

Second, towards satisfaction of the moneys which are the subject of the notice.

   (7)

Accounting for remedy proceeds

The creditor, a receiver or an attorney is not obliged to account to the chargor for any moneys relating to the exercise by any of them of any right until moneys are actually received in immediately available funds and without limitation, if any of them sell the secured property on terms whereby:

(a)

Any part of the purchase price remains unpaid (whether secured or unsecured) after transfer of the secured property to the purchaser; or

(b)

The purchase price is payable in installments on or before the transfer of the secured property to the purchaser,

They are not obliged to account for the purchase price before it is actually received in immediately available funds.

Third party dealings

11. (1)

Creditors receipts and discharges

The creditor may give valid discharges and receipts for any moneys payable by any third party in respect of any exercise of a right by the creditor, a receiver or an attorney.

      (2)

No duty to enquire

A person dealing with the creditor, a receiver or an attorney in relation to the exercise bay any of them o a right under this document shall not be concerned to enquire whether:

(a)

An event of default has occurred;

(b)

The receiver or attorney is properly appointed;

(c)

The right is properly exercised by the creditor, receiver or attorney (as the case may be): or

(d)

Any moneys paid by that person to the creditor, receiver or attorney are properly applied.

And the title of that person to any property acquired by it form the creditor, receiver or attorney shall not be adversely affected by anything contemplated in paras (a) to (d) of which that person does not have actual notice. The benefit of this cl 11.2 is held on trust for the creditor and each person dealing with the creditor, a receiver or an attorney.

Costs and expenses

12.(1)

General

The chargor shall pay, and if paid by the creditor reimburse to the creditor:

(a)

 The creditor’s reasonable costs and expenses relating to this document, including, without limitation, those which the creditor is liable to pay under any applicable law and those relating to:

(i)

the negotiation, preparation, execution, stamping and registration of this document or any document contemplated by it:

(ii)  any consent, request for consent, communication or waiver of any right under, or the variation or replacement of, this document or any document contemplated by it:

(iii) the exercise or attempted exercise or the preservation of any rights of the creditor under this document;

(iv) any event of default or potential event of default; and

(v)

the creation, lodgment, registration or release of, or any dealing relating to, any encumbrance over the secured property, including any security interest created by this document; and

(b)

any taxes and registration or other fees (and fines and penalties relating to those taxes and fees) which are payable, or are assessed by a government body to be payable, in relation to this document, any document contemplated by it.

  (2)  Legal costs

A reference to costs and expenses in this document includes, without limitation, legal costs and expenses on a full indemnity basis.

 (3)  Acts at chargor’s expense

Anything which this document states is to be done by either the creditor or the chargor is to be done at the chargor’s expense.

 (4)  Remuneration

The creditor, any receiver and any attorney shall be remunerated by the chargor for any services rendered by them in relation to the exercise of any right under this document and the rate of remuneration and the manner of payment will be that determined by the creditor.

Indemnities

13.(1)

General

(a)

The chargor indemnifies the creditor against any liability, loss, cost or expense caused or contributed to by an event of default or the exercise or attempted exercise of any right by the creditor, any receiver or any attorney under this document.

(b)

The chargor shall indemnify each receiver and attorney and their respective representatives and the representatives of the creditor against any liability, loss, cost and expense caused or contributed to by anything the creditor is indemnified against under clause 13(1)(a) and the creditor holds the benefit of this cl 13(1)(b) upon trust for those persons.

     (2)

Independence and survival

Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the chargor and survives the termination of this document.

     (3)     Currency deficiency

If there is any deficiency between:

(a)

an amount payable by the chargor under this document which is received by the creditor in a currency other than the currency in which it is payable under this document because of a judgment, order, bankruptcy or otherwise; and

(b)

the amount produced by converting the payment received from the currency in which it was paid into the currency in which it was agreed to be paid,

the chargor shall pay to the creditor the deficiency and any loss, cost or expense resulting from the deficiency (including the costs of so converting the payment received).

Attorney

14.(1)

Appointment and powers

The chargor irrevocably appoints the creditor its attorney with the right:

(a)

at any time:

(i)

to perform the obligations of the chargor under this document;

(ii)    to do everything which in the attorney’s opinion is necessary or expedient to enable the exercise of any right of the creditor or any receiver in relation to this document;

(iii)   if the secured property is, or is proposed to be, the subject of any dealing or other thing which will or may have a material adverse effect, to do anything in relation to the secured property to prevent or delay that material adverse effect; and

(iii)

to appoint substitutes and otherwise delegate its rights (including this right of delegation); and

(b)

after an event of default has occurred, to do everything that the chargor may lawfully authorize an agent to do in respect of the secured property.

   (2)     General

(a)  an attorney may exercise its rights notwithstanding that the exercise of the right constitutes a conflict of interest or duty.

(b)  The chargor shall ratify any exercise of a right by an attorney

(c)  This power of attorney is granted for valuable consideration (receipt of which is acknowledged by the chargor) and to secure the performance of the obligations of the chargor to the creditor under this document and any proprietary interest of the creditor under this document.

Miscellaneous

15.(1)

Set-off

The creditor may:

(a)

set off against the secured money any debt due and owing by the creditor to the chargor, including, without limitation, any moneys in any currency held by the director in any place for the account of the chargor; and

(b)

if the debt due and owing by the creditor to the chargor is payable in a currency other than that in which the debt due and owing by the chargor to the creditor is payable, convert the creditor’s debt into the currency in which the chargers debt is payable by applying an exchange rate determined by the creditor.

   (2)

Creditors determination

(a)  If any matter relating to this document is to be resolved by the determination or opinion of the creditor or an attorney or receiver:

(i)    the determination or opinion of the creditor, attorney or receiver will bind the chargor if it is reasonable;

(ii)   the creditor, attorney or receiver is not obliged to give reasons for the determination or opinion; and

(iii)  the chargor will have the onus of proving that a determination  or opinion of the creditor, attorney or receiver is unreasonable.

(c)

 A determination or opinion of an authorised representative of the creditor, which is given to the chargor or otherwise expressed or acted upon by the creditor as being a determination or an opinion of the creditor, will be deemed to be a determination or opinion of the creditor.

  (3)

Rights cumulative

The rights of the creditor in relation to this document are cumulative and in addition to any other rights of the creditor.

  (4)

Exercise of rights

(a) a single or partial exercise or waiver by the creditor of any right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

(b) The creditor and its representatives will not be liable for any loss, cost or expense of the chargor caused or contributed to by any waiver; exercise or attempted exercise of a right, or any failure to exercise or delay in exercising a right, and the creditor holds the benefit of this cl 15(4) upon trust for itself and its representatives.

  (5)

Business days

(a)  If a day on which anything is to be done under this document is not a business day, that thing shall be done on the preceding business day.

(b)  if a payment is received by the creditor from the chargor on the due date but after the time specified for payment, that payment will be deemed to have been received before the specified time on the following business day.

  (6)

Variation

No variation or waiver of, or any consent to any departure by a party from, a provision of this document is effective unless it is confirmed in writing signed by the creditor and then that variation, waiver or consent is effective only in the circumstances for which it is made or given.

  (7)

Liability of parties

If any party to this document consists of more than one person than the liability of those persons under this document is a joint liability of all those persons and a separate liability of each of them.

  (8)

Severance

If any provision of this document is unenforceable in accordance with its terms, other provision which are self-sustaining and capable of separate enforcement without regard to the unenforceable provision are, and continue to be, enforceable in accordance with their terms.

  (9)

Counterparts

This document may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

(10)

Attorneys

If this document is executed on behalf of a party by an attorney, that attorney by executing declares that the attorney has not notice of the revocation of the power of attorney under the authority of which the attorney executes this document on behalf of that party.

(11)

Governing law and jurisdiction

This document is governed by, and is to be construed in accordance with, the law of Tasmania and the parties submit to the non-exclusive jurisdiction of the courts of Tasmania and any court hearing appears from those courts.

Notices

16.(1)

General

Any notice, demand, certification or other communication under this document must be given in writing and in the English language and may be given by an authorised representative of the sender.

     (2)

Method of giving notices

A communication required or permitted to be given by one party to another under this document is treated as being duly given if it is:

(a)

Left at that party’s address;

(b)

Sent by pre-paid mail to that party’s address: or

(c)

Transmitted by facsimile to that party’s address.

     (3)

Time of receipt

A communication given to a party in accordance with this cl 16 is treated as having been duly given and received:

(a)

When delivered (if it is left at that that party’s address);

(b)

On the third business day after posting (if it is sent by pre-paid mail); or

(c)

On the business day of transmission (if it is sent by facsimile to the facsimile number of that party and no intimation is received that the notice has not been received, whether that intimation comes from that party or from the operation of facsimile machinery or otherwise).

    (4)

Address of parties

For the purposes of this cl 16, the address of a party is the address set out below or another address of which that party may from time to time given a communication to the other party.

The chargor:

Great South Land Minerals Limited

Address:

Level 3, 65 Murray Street Hobart Tasmania Australia 7000

Facsimile:

(Australia)

 03 6234 9075

Attention:

The Secretary

The creditor:

Empire Energy Corporation International

Address:

4500 College Blvd, STE 240 Leawood Kansas United States of America 66211

Facsimile:

(USA)

913-663-2239

Attention:

The Secretary

Crystallisation

17.(1)

By notice

The creditor may serve a notice on the chargor after an event of default has occurred stating that the floating charge is to convert into a fixed charge and describing the property affected by the notice, whereupon the floating charge will convert into a fixed change in respect of that property.

      (2)

Automatic

The floating charge shall automatically convert into a fixed charge over:

(a)

The whole of the secured property:

(i)

upon any notice being given by the creditor under cl 7(2);

(ii)

upon the bankruptcy of the chargor or any action being taken to make the chargor bankrupt; or

(iii)

upon the chargor ceasing or threatening to cease to carry on its business or a substantial part of its business except as permitted under a transaction document;

(b)

 Any part of the secured property:

(i)

upon any breach or proposal by the chargor to breach its obligations under cl 5 in relation to that part of the secured property;

(ii)

upon any person proposing to take any action, or any action being taken, to obtain any writ, order, notice or other thing relating to any distress, attachment or other execution against that part of the secured property;

(iii)

which is subject to a security interest in favor of any other person, upon that person taking any action to exercise any right in respect of that security interest against that part of the secured property; or

(iv)

upon any person taking any action to appoint any person, or any person being appointed, as an official or other manager, receiver or receiver and manager of that part of the secured property.

     (3)

Reinstatement of floating charge

If the floating charge has converted into a fixed charge over any part of the secured property the creditor may serve a notice on the charge stating that the fixed charge is to convert into a floating charge and describing the property affected by the notice, whereupon the fixed charge will convert into a floating change over that property.

Preservation of creditor’s rights

18.(1)

Continuity

This document is a continuing security for the whole of the secured money.

      (2)

Primary obligation

The chargor’s obligation to pay the secured money is a primary obligation and the creditor is not obliged to proceed against, or enforce any other right against, any person or property or demand payment from any other person before making a demand for payment by the chargor of the secured money.

      (3)

Preservation of the chargor’s obligations

The chargor’s obligations and the creditors rights under this document will not be affected by anything which but for this cl 18(3) might abrogate, prejudice or limit them or the effectiveness of this document.

      (4)

Suspension of chargor’s rights

The chargor:

(a)

waives any right to be subrogated to, or otherwise have the benefit of, this document until the secured money has been paid in full and in the opinion of the creditor any payment of the secured money is not void, voidable or otherwise unenforceable or refundable, and

(b)

shall not exercise a right of set-off or counterclaim available to it or any other person liable to the creditor in relation to the secured money which reduces or extinguishes the obligation of the chargor to pay the secured money.

And the creditor is not obliged to marshal in favour of the chargor any security in favour of the creditor.

(5)

Reinstatement of rights of the creditor

If any transaction or payment relating to the secured money is void, voidable or otherwise unenforceable or refundable:

(a)

the creditor shall be entitled against the chargor to all rights under this document that it would have had if the transaction or payment was not void, voidable, unenforceable or refundable; and

(b)

the chargor shall do all things and sign all document necessary to restore to the creditor the security interests created by this document and its rights under this document immediately before that transaction or payment.

       (6)

No merger

This document is in addition to and is not in any way prejudiced by any judgment, order or other thing and the creditor’s rights under this document shall not be merged with any judgment, order or other thing.

      (7)

Bankruptcy of debtor

The chargor shall not in the bankruptcy of the debtor or any other transaction party:

(a)

directly or indirectly claim or receive the benefit of any distribution, dividend or payment; or

(b)

prove or claim for any distribution, dividend or payment in competition with the creditor,

so as to diminish any distribution, dividend or payment which bur for that claim or proof the creditor would be entitled to receive, until the secured money has been paid in full and the creditor is of the opinion that no payment of the secured money is or is likely to become void, voidable or otherwise unenforceable or refundable.

EXECUTED as a Deed.

13th July  2010

THE COMMON SEAL of the Chargor

  )

Was hereunto affixed in accordance with its

  )

constitution in the presence of: -

  )

/s/David James Bendall

Director

/s/ Nicole Chesterman

Director/Secretary

THE COMMON SEAL (as applicable) of the Creditor )

was hereunto affixed in accordance with its

   )

Constitution/Articles of incorporation in the presence   )

of: -

   )

/s/ John Garrison

Director

/s/ Malcolm Bendall

Director/Secretary